UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2018

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street

9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of Fortress Biotech, Inc. (“Fortress Biotech”) was held on June 14, 2018. The following matters were voted on by the stockholders: (i) the election of seven directors; (ii) the ratification of the appointment of BDO USA, LLP as Fortress Biotech’s independent registered public accounting firm for the year ending December 31, 2018; (iii) the approval of an amendment to Fortress Biotech’s 2012 Employee Stock Purchase Plan increasing the shares issuable thereunder by 600,000; and (iv) the approval of Fortress Biotech’s Second Amended and Restated Certificate of Incorporation, removing the series A Preferred Stock designation.

Item 1: Election of directors:

Nominee	Total Votes For	% Voted For	Total Votes Withheld	% Voted Withheld

Lindsay A. Rosenwald, M.D.	23,522,719	98.34%	395,896	1.66%

Michael S. Weiss	22,338,231	93.39%	1,580,384	6.61%

Eric K. Rowinsky, M.D.	23,183,927	96.93%	734,688	3.07%

Jimmie Harvey, Jr., M.D.	23,648,901	98.87%	269,714	1.13%

Malcolm Hoenlein	23,187,971	96.95%	730,644	3.05%

Dov Klein	23,157,653	96.82%	760,962	3.18%

J. Jay Lobell	21,854,119	91.37%	2,064,496	8.63%

Item 2: Ratification of the appointment of BDO USA, LLP as Fortress Biotech’s independent registered public accounting firm for the year ending December 31, 2018:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
46,266,512	161,518	72,289	0

Item 3: Vote to approve an amendment to Fortress Biotech’s 2012 Employee Stock Purchase Plan increasing the shares issuable thereunder by 600,000:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
23,624,744	136,568	157,303	22,581,704

Item 4: Vote to approve Fortress Biotech’s Second Amended and Restated Certificate of Incorporation, removing the series A Preferred Stock designation:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
23,826,875	73,491	18,249	22,581,704

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: June 19, 2018

	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer

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